UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code:  (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously disclosed, on June 24, 2015, CoreSite, L.P. (the “Operating Partnership”), the operating partnership of CoreSite Realty Corporation (the “Company”), and certain subsidiary co-borrowers entered into a third amended and restated unsecured credit facility (the “Credit Agreement”) with a group of lenders for which KeyBank National Association acts as the administrative agent and Keybanc Capital Markets, RBC Capital Markets, LLC, Regions Capital Markets and TD Securities (USA) LLC act as joint lead arrangers and joint book managers. The Credit Agreement provides for a revolving credit facility and a term loan facility. The Credit Agreement also contains an accordion feature, which allows the Operating Partnership to increase the total commitment by $200.0 million, to $700.0 million, under specified circumstances, with such increase being allocated to the revolving credit facility and/or the term loan facility in such fashion as the borrowers may designate (the “Accordion”).

On February 2, 2016, the Credit Agreement was amended (i) to reflect the partial exercise of the Accordion by the Operating Partnership (the “Credit Agreement Amendment”), effective the date thereof, to increase the aggregate commitments under the Credit Agreement by $100.0 million and to allocate such increase to a new term loan facility and (ii) to increase the Accordion by a corresponding amount which would allow an increase in total commitments to $800.0 million under specified circumstances. As a result of the Credit Agreement Amendment, the borrowing capacity under the Credit Agreement increased from $500.0 million to $600.0 million.

The $100.0 million term loan has a five-year term maturing in February 2021 and, at the election of the Operating Partnership, bears interest at a rate per annum equal to (i) LIBOR plus 150 basis points to 220 basis points or (ii) a base rate plus 50 basis points to 120 basis points, each depending on the Operating Partnership’s leverage ratio. All other terms of the Credit Agreement remain materially unchanged.

The net proceeds from the $100.0 million term loan will be used to partially pay down the current revolving credit facility balance, as well as for general corporate purposes.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Company’s press release dated February 2, 2016, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit No.	Description
10.1

First Amendment to Third Amended and Restated Credit Agreement, among CoreSite, L.P., as parent borrower, CoreSite Real Estate 70 Innerbelt, L.L.C., CoreSite Real Estate 900 N. Alameda, L.L.C., CoreSite Real Estate 2901 Coronado, L.L.C., CoreSite Real Estate 1656 McCarthy, L.L.C., CoreSite Real Estate 427 S. LaSalle, L.L.C., CoreSite Coronado Stender, L.L.C., CoreSite Real Estate 12100 Sunrise Valley Drive, L.L.C., CoreSite Real Estate 2115 NW 22nd Street, L.L.C., CoreSite One Wilshire, L.L.C. and CoreSite Real Estate 55 S. Market Street, L.L.C. as subsidiary borrowers, Keybank National Association, the other lenders party thereto and other lenders that may become parties thereto, Keybank National Association, as agent, Regions Bank and TD Securities (USA) LLC, as co-documentation agents, RBC Capital Markets, LLC, as syndication agent, and Keybanc Capital Markets, Regions Capital Markets, RBC Capital Markets, LLC and TD Securities (USA) LLC as joint lead arrangers and joint book managers, dated as of February 2, 2016.

99.1	Press Release dated February 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  February 2, 2016

CORESITE REALTY CORPORATION

By:	/s/ Jeffrey S. Finnin
Name:	Jeffrey S. Finnin
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amendment to Third Amended and Restated Credit Agreement, among CoreSite, L.P., as parent borrower, CoreSite Real Estate 70 Innerbelt, L.L.C., CoreSite Real Estate 900 N. Alameda, L.L.C., CoreSite Real Estate 2901 Coronado, L.L.C., CoreSite Real Estate 1656 McCarthy, L.L.C., CoreSite Real Estate 427 S. LaSalle, L.L.C., CoreSite Coronado Stender, L.L.C., CoreSite Real Estate 12100 Sunrise Valley Drive, L.L.C., CoreSite Real Estate 2115 NW 22nd Street, L.L.C., CoreSite One Wilshire, L.L.C. and CoreSite Real Estate 55 S. Market Street, L.L.C. as subsidiary borrowers, Keybank National Association, the other lenders party thereto and other lenders that may become parties thereto, Keybank National Association, as agent, Regions Bank and TD Securities (USA) LLC, as co-documentation agents, RBC Capital Markets, LLC, as syndication agent, and Keybanc Capital Markets, Regions Capital Markets, RBC Capital Markets, LLC and TD Securities (USA) LLC as joint lead arrangers and joint book managers, dated as of February 2, 2016.

99.1	Press Release dated February 2, 2016